                                                                Exhibit (g)(xx)


                             AMENDMENT NO. 1 TO THE
                          ACCOUNTING SERVICES AGREEMENT
                               DATED APRIL 1, 1998
                       BY AND AMONG SCHWAB CAPITAL TRUST,
                          SCHWAB ANNUITY PORTFOLIOS AND
                               SEI FUND RESOURCES



         This Amendment No. 1 to the Accounting Services Agreement is made as of the 17th day of December 1998 by and between Schwab Capital Trust, Schwab Annuity Portfolios, Schwab Investments and SEI Fund Resources.

         Whereas, Schwab Capital Trust, Schwab Annuity Portfolios (collectively, the "Trusts") and SEI Fund Resources ("SEI") entered into an Accounting Services Agreement (the "Agreement") as of April 1, 1998, as amended, with respect to the provision of various fund accounting services to the portfolios listed on Schedule A, as amended, to the Agreement;

         Whereas, the Trusts and SEI now desire to amend the Agreement to include Schwab Investments as a party to the Agreement, subject to the terms and conditions set forth therein, effective December 17, 1998. Except as set forth herein, the terms and conditions of the Agreement remain in full force and effect.

         In Witness Whereof, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.



                               SCHWAB INVESTMENTS
                               SCHWAB CAPITAL TRUST
                               SCHWAB ANNUITY PORTFOLIOS



                               By /s/ Tai-Chin Tung
                                  ----------------------------------
                               Name:  Tai-Chin Tung
                               Title: Treasurer and Principal Financial Officer


                               SEI FUND RESOURCES

                               By /s/ Todd Cipperman
                                  ----------------------------------
                               Name:  Todd Cipperman
                               Title: Vice President